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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     DREYER'S GRAND ICE CREAM HOLDINGS, INC.

        (Pursuant to Section 245 of the Delaware General Corporation Law)

                  Dreyer's Grand Ice Cream Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name under which the Corporation was originally incorporated is New December, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was June 14, 2002.

                  2. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and duly executed and acknowledged by an officer of the Corporation in accordance with Sections 103 and 245 of the Delaware General Corporation Law. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of this Corporation is DREYER'S GRAND ICE CREAM HOLDINGS, INC.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

         THIRD: Notwithstanding anything to the contrary contained herein, any provision in this Certificate of Incorporation may be amended, altered, changed or repealed in any respect by the affirmative vote of the holders of 100% of the then-issued and outstanding shares of the Corporation.

         FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FIFTH:

         (a) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, Class A Callable Puttable Common Stock and Class B Common Stock. The total number of shares which the Corporation is authorized to issue is 128,224,979 shares. 31,830,332 shares shall be designated Class A Callable Puttable Common Stock, par value $0.01 per share ("Class A Common Stock"), and 96,394,647 shares shall be designated Class B Common Stock, par value $0.01 per share ("Class B Common Stock").

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         (b)      Class Voting Rights.

                  (i) Class B Voting Rights. In addition to any other vote required by law, until July 1, 2007, the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock (at a meeting or by written consent) shall be required to approve or authorize the Corporation to take any of the following actions:

                           (A) any acquisition of any business or assets that would constitute a Substantial Portion (as defined below) of the business or assets of the Corporation and its subsidiaries whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise or disposition (by the way of sale, lease, license, transfer or other disposal) of all or a Substantial Portion of the business or assets of the Corporation and its subsidiaries other than in the ordinary course of business;

                           (B) any issuance of securities (including, debt, options, warrants and other convertible securities) or other capital stock of the Corporation or its subsidiaries (other than pursuant to options outstanding as of June 16, 2002), including the repurchase or redemption of any equity securities or other capital stock of the Corporation or its subsidiaries (other than redemptions required by the terms thereof);

                           (C) execution of any arrangement with respect to a joint venture or partnership involving the Corporation or its subsidiaries;

                           (D)      amendment to this Certificate of
                  Incorporation or the By-Laws of the Corporation whether by merger, consolidation or otherwise;

                           (E) declaration or payment of any dividends or other distributions with respect to any of the capital stock of the Corporation;

                           (F) declaration of bankruptcy or the taking or institution of any proceeding for the winding up, reorganization or dissolution of the Corporation;

                           (G) termination of any Key Executives of the Corporation or the adoption, approval or termination of any employee benefit plan, individual or group employee retirement plan or any other welfare benefit plan or policy of the Corporation or any of its subsidiaries or any modifications of any of the foregoing (other than changes or replacements of employee welfare plans that do not increase the Corporation's anticipated annual expenses (in comparison to expenses under the plan that is to be modified or replaced) by more than $5 million);

                           (H) removal or change of the Corporation's certified public accountants or material change in accounting procedures or principles;

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                           (I)      approval of long term plans (including
                  entering into new lines of business outside of the frozen dessert products business) and annual business plans of the Corporation and its subsidiaries;

                           (J) approval of material transactions between the Corporation or its subsidiaries, on the one hand, and any director or officer of the Corporation (or an Affiliate of such director or officer) on the other hand;

                           (K) entering into long-term agreements or extensions or renewals of existing long-term agreements by the Corporation or any of its subsidiaries (including extensions of existing agreements) involving, in the reasonable judgment of management, aggregate payments (with respect to individual or related contracts) in excess of $25 million that are not terminable before or upon 90 Business Days' notice after June 30, 2007;

                           (L) exercise of the right of first refusal pursuant to the Supply Agreement dated October 8, 1999 by and between The Pillsbury Company and Nestle Ice Cream Company, LLC or determination to own or operate or franchise any new ice cream shops by the Corporation or any of its subsidiaries or the use of Nestle brands or trademarks on new products by the Corporation or any of its subsidiaries;

                           (M) material change in insurance coverage, risk management policies or standards or policies relating to manufacturing, safety or health of the Corporation or its subsidiaries;

                           (N) settlement of any claim, suit, action, case or proceeding involving payment by the Corporation or its subsidiaries in excess of $7.5 million (after taking into account insurance proceeds payable in connection therewith to the Corporation) or injunctive relief against the Corporation or any of its subsidiaries;

                           (O) execution of leases or contracts by the Corporation or any of its subsidiaries outside the ordinary course of business involving aggregate payments in excess of $10 million, entry into any non-competition agreement or other agreement by the Corporation or any of its subsidiaries which purports to apply to or be binding on Nestle or any Affiliates of Nestle other than non-competition agreements entered into in the ordinary course of business relating solely to the frozen desserts products business of the Corporation and its subsidiaries within the territory of the United States so long as no such agreement would cover or purport to cover the food service business of Nestle or its Affiliates;

                           (P)      any determination of a condition of
                  Disability (as that term is defined in any employment agreement between the Corporation and any Key Executive) of any Key Executive;

                           (Q) any (a) increase in, material amendment to or replacement of, the Corporation's existing revolving line of credit; or (b) incurrence of other

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                  indebtedness for borrowed money not to exceed $5 million
                  individually or $25 million in the aggregate; and

                           (R) any capital expenditures by the Corporation or any of its subsidiaries in excess of 115% of the capital expenditures specified in the then-applicable annual plan.

                  (ii) Until July 1, 2007, the Corporation and its officers, directors, employees and agents, shall not, and each shall have no power or authority to, take, cause to be taken or agree or commit to take, whether by written or oral contract or otherwise, any actions listed above prior to such action having been specifically approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock (at a meeting or by written consent). The requirements of Section (b) of Article FIFTH shall be suspended during any time period when the then-serving Continuing Investor Directors (as defined in the Governance Agreement dated as of June 26, 2003, among Nestle Holdings, Inc., a Delaware corporation ("Nestle"), Nestle S.A., a corporation organized under the laws of Switzerland ("Nestle S.A."), and the Corporation, as such agreement may be amended from time to time (such agreement, as amended from time to time, the "Governance Agreement"), constitute at least 50% of the total then-authorized number of directors of the Corporation.

                  (iii) Class A Voting Rights. In addition to any other vote required by law, until July 1, 2007, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock (excluding shares of Class A Common Stock held by Nestle and its Affiliates) shall be required to approve a merger (other than a Short-Form Merger, as such term is defined in the Governance Agreement), consolidation or combination (except on the Conversion Date or in connection with the Put, the Call, or any Class A Common Stock that Nestle or its Affiliates may elect to purchase pursuant to the Governance Agreement) in which the shares of Class A Common Stock are to be exchanged for or changed into any other stock or securities, cash and/or other property.

         (c) Other Rights. The holders of Class A Common Stock and Class B Common Stock shall, on all matters submitted to a vote of the stockholders of the Corporation, each be entitled to one vote per share, voting together as a single class unless otherwise provided for in this Certificate of Incorporation or required by applicable law. The rights, preferences, privileges and restrictions of Class A Common Stock and Class B Common Stock shall be identical in all respects, except as follows and as set forth above in Section (b) of this Article FIFTH:

                  (i) Redemption. Subject to and in accordance with the provisions of the Governance Agreement, the Class A Common Stock may be redeemed, in whole but not in part (the "Call") during the periods and at the prices and upon the terms and conditions set forth below out of funds legally available therefor. A copy of the Governance Agreement will be provided to any stockholder upon written request to the Secretary of the Corporation. If a Triggering Event (as defined below) occurs prior to January 1, 2007, the shares of Class A Common Stock shall be redeemed in whole but not in part.

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                           (A)      Redemption Period and Price. The redemption
                  period shall be January 1, 2007 to June 30, 2007 and the price per share for redemption during such period shall be $88.00, adjusted as set forth in paragraph (C) below (the "Redemption Price"). The price per share for redemption following a Triggering Event shall be the Triggering Event Price (as defined below), adjusted as set forth in paragraph (C) below.

                           (B) Notice. Notice of any proposed redemption of the Class A Common Stock shall be given by mailing a copy of such notice (the "Call Notification"), postage prepaid, to the holders of record of the shares of Class A Common Stock at their respective addresses then appearing on the books of the Corporation, not more than 30 or less than 10 days prior to the date fixed for redemption, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of the Class A Common Stock.

                           (C) Adjustments. If the Corporation shall at any time after the initial issuance of any Class A Common Stock pay any dividend on Class A Common Stock payable in Class A Common Stock or effect a subdivision or combination of the Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock, then in each such case the Redemption Price or the Triggering Event Price, as the case may be, shall be adjusted by multiplying such price in effect immediately prior to such event by the ratio of the number of shares of Class A Common Stock outstanding immediately prior to such event to the number of shares of Class A Common Stock outstanding immediately after such event.

                           (D) Conditions to the Corporation's Obligations. Notwithstanding any other provision of this Article FIFTH, the Corporation's obligation to pay the Redemption Price in respect of shares of Class A Common Stock (and to deposit or cause to be deposited with the Depositary funds pursuant to Section (c)(iii)(A)(1) of this Article FIFTH) shall be conditioned upon the Corporation's having received from Nestle or Nestle S.A. the aggregate Redemption Price or Triggering Event Price, as applicable, required to be deposited pursuant to this Article FIFTH.

                  (ii) Put by Holders. Subject to the other provisions of this clause (ii), during each Put Period (as defined below), each holder of the Class A Common Stock shall have the option (the "Put") to require the Corporation to redeem, out of funds legally available therefor, all or part of the Class A Common Stock held by such holder. Upon the occurrence of a Triggering Event, the Corporation shall be immediately relieved of its obligations in respect of any Put and any amounts deposited with the Depositary and not yet paid to holders shall not be used to pay the Put Price. The Put shall not be exercisable following the occurrence of a Triggering Event, and no Class A Common Stock shall be redeemed pursuant to the Put after the occurrence of a Triggering Event notwithstanding any proper exercise of the Put prior such Triggering Event.

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                           (A)      Price. In connection with the exercise of
                  the Put by any holder of Class A Common Stock, the Corporation shall redeem each share of Class A Common Stock subject to the Put at a redemption price per share equal to the Put Price (as defined below). The holder shall have the right to require the Corporation to redeem all or part of the Class A Common Stock held by such holder by delivery of the Put Notice (as defined below) during any Put Period to the Corporation or the Depositary electing to have shares of Class A Common Stock redeemed by the Corporation and specifying therein the number of whole shares of Class A Common Stock which such holder has elected to cause the Corporation to redeem, accompanied by a certificate or certificates representing such shares or, in the case of shares held in book entry form, evidence of compliance with the instructions for the surrender thereof.

                           (B) Notice. On the first day of each Put Period the Corporation shall mail the Put Notification (as defined below) to each holder of Class A Common Stock at such holder's address as it appears on the transfer books of the Corporation and to each holder of an option to purchase shares of the Class A Common Stock at the address for such holder set forth in the records of the Corporation, in each case together with a form of Put Notice to be used by such holder in exercising the Put. The Put Notification shall comply in all respects with applicable provisions of the Securities Exchange Act (as defined below) as in effect at the time the Put Notification is given, including publication and dissemination requirements. A notice similar to the Put Notification shall be given by the Corporation by publication in a newspaper of general circulation in the State of New York, City of New York on the first day of the Put Period. Subject to applicable laws, and notwithstanding anything to the contrary, if the Corporation shall fail to give the Put Notification to the holders of Class A Common Stock on the first day of a Put Period as provided herein, the rights of the holders of Class A Common Stock shall not be prejudiced thereby and the expiration of that Put Period, as well as the dates on which payment would otherwise be made to holders pursuant to Section
                  (c)(iii)(A)(2) of this Article FIFTH, shall be extended by the same number of days by which the Put Notice was delayed. To facilitate the giving of the Put Notification to the holders of Class A Common Stock, the Board of Directors may fix a record date for determination of holders of Class A Common Stock entitled to receive the Put Notification, which record date shall not be prior to the date of resolution fixing such record date and which record date shall not be more than five days prior to the date the Put Notification is given pursuant to this paragraph (B).

                           (C) Adjustments. If the Corporation shall at any time after the initial issuance of any Class A Common Stock effect a subdivision or combination of the Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock, then in each such case the Put Price shall be adjusted by multiplying the Put Price in effect immediately prior to such event by the ratio of the number of shares of Class A Common Stock outstanding immediately prior to such event to the number of shares of Class A Common Stock outstanding immediately after such event.

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                           (D)      Condition to the Corporation's Obligations.
                  Notwithstanding any other provision of this Article FIFTH, the Corporation's obligation to pay the Put Price in respect of shares of Class A Common Stock with respect to which the Put has been properly exercised (and to deposit or cause to be deposited with the Depositary funds pursuant to Section
                  (c)(iii)(A)(2) of this Article FIFTH) shall be conditioned upon the Corporation's having received from Nestle, S.A. or Nestle, funds in an amount equal to the product of the number of shares of Class A Common Stock with respect to which the Put has been properly exercised multiplied by the Put Price.

                           (E) Enforcement. The Corporation shall take (and shall have no corporate power or capacity to refuse to take) such actions as may be necessary to enforce the obligations of Nestle S.A. and Nestle under the Governance Agreement directly against Nestle S.A. and Nestle, and all determinations with respect to the manner of enforcement of such obligations on behalf of the Corporation shall be made by a majority of the Noninvestor Directors (as defined in the Governance Agreement).

                  (iii)    Procedures.

                           (A)      Payment.

                                    (1)      At least one Business Day prior to
                                    the date of any redemption of any Class A
                                    Common Stock pursuant to the Call, the
                                    Corporation shall deposit or cause to be deposited the aggregate Redemption Price or Triggering Event Price, as applicable (in each case, together with declared but unpaid dividends to such date) of the shares to be redeemed with the Depositary, in trust for payment to the holders of the Class A Common Stock, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of the shares to be redeemed. The amount of funds required to be deposited in connection with the Call pursuant to the first sentence of this Section (c)(iii)(A) shall be reduced by the aggregate Redemption Price or the Triggering Event Price, as applicable, of any shares of Class A Common Stock deposited by Nestle, in lieu of such funds. In the case of the exercise of the Call, each holder of shares of Class A Common Stock will be paid within three Business Days following the surrender of the certificate or certificates representing such shares to the Depositary together with a properly executed letter of transmittal covering such shares of stock, or, in the case of book entry shares, in a manner which is in compliance with the instructions for the exchange thereof, the Redemption Price or the Triggering Event Price, as applicable, for such shares. The Call Notification having been duly given, or the Depositary having been irrevocably authorized by the Corporation to give said notice, and the

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                                    Redemption Price or the Triggering Event
                                    Price, as applicable (together with declared but unpaid dividends to such redemption date) of the shares to be redeemed having been deposited, then all shares of Class A Common Stock with respect to which such deposit shall have been made pursuant to the exercise of the Call shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation or, in the case of book entry shares, the instructions for the exchange thereof complied with, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date the Redemption Price or the Triggering Event Price, as applicable (together with declared but unpaid dividends to such redemption date) to which they are entitled, without interest.

                                    (2)      (x) No later than January 2, 2006,
                                             the Corporation shall deposit or
                                             cause to be deposited with the
                                             Depositary funds in an amount
                                             sufficient to pay the Put Price for
                                             all shares of Class A Common Stock
                                             with respect to which the Put has
                                             been properly exercised and for
                                             which certificates representing
                                             such shares (or, in the case of
                                             book entry shares, evidence of the
                                             exchange thereof), together with a
                                             properly executed Put Notice, have
                                             been surrendered to the Depositary
                                             during the period commencing on
                                             December 1, 2005 and ending on or
                                             prior to December 30, 2005. Each
                                             holder of shares of Class A Common
                                             Stock who has properly exercised
                                             the Put on or prior to December 30,
                                             2005, and who has surrendered the
                                             shares (or in the case of book
                                             entry shares, complied with the
                                             instructions for the surrender
                                             thereof) of Class A Common Stock
                                             with respect to which the Put has
                                             been exercised, together with a
                                             properly executed Put Notice, shall
                                             be paid as promptly as possible
                                             after January 1, 2006 (and in no
                                             event later than two Business Days
                                             thereafter). During the ten
                                             Business Day period after December
                                             30, 2005, the Corporation shall,
                                             daily but no more than once daily,
                                             on an as-needed basis, deposit or
                                             cause to be deposited with the
                                             Depositary funds in an amount
                                             sufficient to pay the Put Price for
                                             all shares of Class A Common Stock
                                             with respect to which the Put has
                                             been properly exercised and for
                                             which certificates representing
                                             such shares (or, in the case of
                                             book entry shares, evidence of the
                                             exchange thereof), together with a
                                             properly executed Put Notice, have
                                             been surrendered to the Depositary
                                             during such period. Each holder of
                                             shares of Class A Common Stock who
                                             has properly exercised the Put

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                                             during the ten Business Day period
                                             after December 30, 2005, and who
                                             has surrendered the shares (or in
                                             the case of book entry shares,
                                             complied with the instructions for
                                             the surrender thereof) of Class A
                                             Common Stock with respect to which
                                             the Put has been exercised,
                                             together with a properly executed
                                             Put Notice, shall be paid promptly
                                             upon the surrender of the shares
                                             (or in the case of book entry
                                             shares, compliance with the
                                             instructions for the surrender
                                             thereof). In the event of the
                                             exercise of the Put for less than
                                             all of the shares of Class A Common
                                             Stock represented by a certificate,
                                             a new certificate representing the
                                             shares of Class A Common Stock as
                                             to which the Put was not exercised
                                             (or shares of Class B Common Stock
                                             into which the shares of Class A
                                             Common Stock not redeemed pursuant
                                             to the exercise of the Put have
                                             been converted pursuant to Section
                                             (c)(iv) of this Article FIFTH)
                                             shall be issued to the holder of
                                             such shares and a similar provision
                                             shall be made for holders of book
                                             entry shares. The dates on which
                                             the Corporation is required to take
                                             actions in this paragraph may be
                                             delayed to such later dates as may
                                             be necessary in order to comply
                                             with federal securities laws.

                                             (y)      No later than May 1, 2006,
                                             the Corporation shall deposit or
                                             cause to be deposited with the
                                             Depositary funds in an amount
                                             sufficient to pay the Put Price for
                                             all shares of Class A Common Stock
                                             with respect to which the Put has
                                             been properly exercised and for
                                             which certificates representing
                                             such shares (or, in the case of
                                             book entry shares, evidence of the
                                             exchange thereof), together with a
                                             properly executed Put Notice, have
                                             been surrendered to the Depositary
                                             during the period commencing on
                                             April 3, 2006 and ending on or
                                             prior to April 28, 2006. Each
                                             holder of shares of Class A Common
                                             Stock who has properly exercised
                                             the Put on or prior to April 28,
                                             2006, and who has surrendered the
                                             shares (or in the case of book
                                             entry shares, complied with the
                                             instructions for the surrender
                                             thereof) of Class A Common Stock
                                             with respect to which the Put has
                                             been exercised, together with a
                                             properly executed Put Notice, shall
                                             be paid as promptly as possible
                                             after May 1, 2006 (and in no event
                                             later than two Business Days
                                             thereafter). During the ten
                                             Business Day period after April 28,
                                             2006, the Corporation shall, daily
                                             but not more than once daily, on an
                                             as-needed basis, deposit or cause
                                             to be deposited with the Depositary
                                             funds in an amount sufficient to
                                             pay the Put Price for all shares of
                                             Class A Common Stock with respect
                                             to which the Put has been properly
                                             exercised and for which
                                             certificates representing such

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                                             shares (or, in the case of book
                                             entry shares, evidence of the
                                             exchange thereof), together with a
                                             properly executed Put Notice, have
                                             been surrendered to the Depositary
                                             during such period. Each holder of
                                             shares of Class A Common Stock who
                                             has properly exercised the Put
                                             during the ten Business Day period
                                             after April 28, 2006, and who has
                                             surrendered the shares (or in the
                                             case of book entry shares, complied
                                             with the instructions for the
                                             surrender thereof) of Class A
                                             Common Stock with respect to which
                                             the Put has been exercised,
                                             together with a properly executed
                                             Put Notice, shall be paid promptly
                                             upon the surrender of the shares
                                             (or in the case of book entry
                                             shares, complied with the
                                             instructions for the surrender
                                             thereof). In the event of the
                                             exercise of the Put for less than
                                             all of the shares of Class A Common
                                             Stock represented by a certificate,
                                             a new certificate representing the
                                             shares of Class A Common Stock as
                                             to which the Put was not exercised
                                             (or shares of Class B Common Stock
                                             into which the shares of Class A
                                             Common Stock not redeemed pursuant
                                             to the exercise of the Put have
                                             been converted pursuant to Section
                                             (c)(iv) of this Article FIFTH)
                                             shall be issued to the holder of
                                             such shares and a similar provision
                                             shall be made for holders of book
                                             entry shares. The dates on which
                                             the Corporation is required to take
                                             actions in this paragraph may be
                                             delayed to such later dates as may
                                             be necessary in order to comply
                                             with federal securities laws.

                                             (z)      The Depositary shall be
                                             entitled to deduct and withhold
                                             from the consideration payable to
                                             any holder of shares of Class A
                                             Common Stock pursuant to this
                                             Section (c)(iii)(A) such amounts as
                                             the Corporation or the Depositary
                                             shall determine in good faith they
                                             are required to deduct and withhold
                                             with respect to the making of such
                                             payment under the Code or any
                                             provision of any applicable state,
                                             local or foreign tax law.

                           (B) Redeemed Shares. All shares of Class A Common Stock redeemed by the Corporation pursuant to the Call or the Put, as the case may be, shall be retired and certificates representing such shares cancelled promptly after the redemption thereof. No shares of Class A Common Stock shall be issued after the date of redemption of the Class A Common Stock pursuant to the Call.

                           (C) All funds delivered to the Depositary pursuant to this Section (c)(iii) shall: (1) always be held in a segregated account by the Depositary and not be subject to any lien or attachment of any creditor (including without limitation, the Depositary) of any person or entity, (2) never, whether in whole or in part, be transferred directly to the Corporation or become subject to the Corporation's

                                      -10-
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                  control or dominion, (3) not be commingled with any other
                  funds of the Corporation or any other person or entity and (4) be used solely by the Depositary for the purposes expressly set forth in this Section(iii). Any agreements between the Corporation and any Depositary shall expressly include provisions effectuating the limitations set forth in (1) through (4) above. In furtherance of the foregoing, any and all funds held by the Depositary (other than any interest or investment returns thereon) shall only be paid to, or, in the case of any withholdings by the Depositary pursuant to Article FIFTH, Section (c)(iii)(A)(2)(Z), on behalf of, the holders of Class A Common Stock, and no other person or entity shall be paid any portion or all of such funds (excluding any interest or investment returns) or have any interest therein or right thereto.

                  (iv) Conversion. Each share of Class A Common Stock outstanding following (a) the close of business on June 30, 2007 or (b) the date on which Nestle and its Affiliates own at least 90% of the Corporation's issued and outstanding voting stock,(each of (a) and (b), a "Conversion Date"), shall, unless previously called for redemption on or prior to such date, automatically be converted into one share of Class B Common Stock in accordance with the terms and conditions set forth below; provided, however, that the conversion provided in this Section (c)(iv) shall not impair or otherwise affect the right of the holder of any Class A Common Stock to receive the Put Price for any shares of Class A Common Stock with respect to which the Put has been exercised prior to the Conversion Date.

                           (A) Notice; Replacement of Shares. Notice of the Conversion Date shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Class A Common Stock at their respective addresses then appearing on the books of the Corporation, not more than 30 nor less than 10 days prior to the Conversion Date, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the conversion of the Class A Common Stock. Upon request of any holder, the Corporation shall issue and deliver to the holder as promptly as practicable after the Conversion Date a replacement certificate for the number of shares issuable upon conversion of such Class A Common Stock. Thereafter, all Class A Common Stock shall immediately cease to be outstanding for any purpose, except the right to request Class B Common Stock certificates upon surrender of the certificates representing Class A Common Stock and the right to receive declared but unpaid dividends on such Class A Common Stock. No shares of Class A Common Stock shall be issued after the Conversion Date.

                           (B) Reservation of Shares. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Class B Common Stock to provide for the conversion of all issued and outstanding shares of Class A Common Stock on the Conversion Date. The Corporation covenants that all shares of Class B Common Stock which may be issued upon conversion of Class A Common Stock will upon issue be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further

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

                  covenants that, if on June 30, 2007, the Class A Common Stock shall be listed on the New York Stock Exchange or on any other national securities exchange or the NASDAQ National Market System, the Corporation will, if permitted by the rules of such exchange, seek to list on each such exchange or the NASDAQ National Market System, as the case may be, all Class B Common Stock issuable upon conversion of the Class A Common Stock.

                  (v) Dividends, etc. Subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation other than the Corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. Notwithstanding the foregoing, in the case of dividends or other distributions payable in stock of the Corporation, only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock and only shares of Class A Common Stock in an amount per share equal to the amount per share paid or distributed with respect to Class B Common Stock shall be paid or distributed with respect to Class A Common Stock. In the case of any combination or reclassification of the Class A Common Stock or the Class B Common Stock, the shares of Class B Common Stock or the Class A Common Stock, as the case may be, shall also be combined or reclassified so that the number of shares of Class A Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Class A Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Class B Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Class B Common Stock outstanding immediately prior to such combination or reclassification, unless the affirmative vote of 80% of the outstanding shares of Class A Common Stock and 80% of the outstanding shares of Class B Common Stock is obtained to do otherwise.

                  (vi) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, unless the approval of 80% of the outstanding shares of Class A Common Stock and 80% of the outstanding shares of Class B Common Stock is obtained to do otherwise, each share of Class A Common Stock shall at the same time be similarly exchanged or changed into an amount per share, equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is changed or exchanged; provided that any such stock may be made redeemable on terms no less favorable to the holder thereof than the terms upon which the Class A Common Stock is redeemable; and provided further, that any such stock shall be subject to a right on the part of the holder to put such stock on terms no less favorable to the holder thereof than the terms upon which the Class A Common Stock is required to be redeemed by the Corporation pursuant to the Put.

                  (vii) Legend. Each certificate representing shares of Class A Common Stock shall bear the following legend:

                  "The shares of Class A Callable Puttable Common Stock represented hereby are subject to (i) redemption at the option of the Corporation during the periods, at the prices and on the terms and conditions specified in the Corporation's Certificate of Incorporation, (ii) an option on the part of the holder, under certain circumstances, to require the Corporation to redeem such shares of Class A Callable Puttable Common Stock, at the price and on the terms and conditions specified in the Corporation's Certificate of Incorporation, and (iii) conversion into Class B Common Stock, par value $0.01, of the Corporation on the date specified, and upon the terms and conditions set forth in, such Certificate of Incorporation. After redemption the shares represented by this certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price of such shares, without interest. After conversion this certificate shall represent the shares of Class B Common Stock into which the shares of Class A Callable Puttable Common Stock represented hereby shall have been converted, and this certificate may be exchanged for a new certificate representing such shares of Class B Common Stock."

         (d) Certain Definitions. For purposes of this Article FIFTH, the following terms shall have the following meanings:

                  (1) "Affiliate" shall mean, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first person or entity.

                  (2) "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required by law to remain closed.

                  (3) "Depositary" shall mean the bank or trust company in the Borough of Manhattan, the City and State of New York, which is appointed by the Corporation to serve as agent for the purpose of receiving certificates representing shares of the Class A Common Stock upon exercise of the Put or Call, as the case may be, and distributing the Redemption Price or the Put Price therefor, as the case may be.

                  (4) "Insolvency Event" shall mean (i) the filing by the Corporation of a voluntary petition in bankruptcy, or seeking a reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or (ii) the filing or commencement of any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors against the Corporation and the same is not dismissed within 30 days, or the filing by the Corporation of an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or (iii) the adjudication of the Corporation as bankrupt, or the entry of an order for relief against the Corporation by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

                  (5) "Key Executives" shall mean those five individuals who entered into employment agreements with the Corporation on June 16, 2002.

                  (6) "Put Notice" shall mean a written notice electing to have shares of Class A Common Stock redeemed by the Corporation pursuant to the exercise of the Put.

                  (7) "Put Notification" shall mean a written notice from the Corporation to the holders of the Class A Common Stock and the holders of options to purchase shares of the Class A Common Stock informing each such holder of (A) the rights of such holder to cause the Corporation to redeem shares of Class A Common Stock during the Put Period, (B) the date of the commencement and termination of the applicable Put Period, (C) the Put Price, (D) the identity and address of the Depositary, (E) the different timing of payments depending on when the Put is exercised and (F) instructions as to how to exercise the Put. The Put Notification shall, in all respects, comply with the requirements of the Securities Exchange Act (as defined below).

                  (8) "Put Period" shall mean each of the following periods, subject to paragraph (B) of subsection (c) (ii) of this Article FIFTH: (i) the period commencing on December 1, 2005 and ending on the close of business on January 13, 2006 or such later date as may be required under applicable law and (ii) the period commencing on April 3, 2006 and ending on the close of business on May 12, 2006 or such later date as may be required under applicable law.

                  (9) "Put Price" shall mean a purchase price of $83.00 per share of Class A Common Stock, subject to adjustment as provided in paragraph (C) of subsection (c)(ii) of this Article FIFTH.

                  (10) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (11) "Substantial Adverse Change Determination" shall mean a good faith determination by the Independent Directors (as defined in the Governance Agreement) of the Corporation in their sole discretion, after consulting with financial and legal experts of national standing, made prior to January 1, 2007, that there has been a substantial adverse change in the business viability or financial viability of the Corporation and its subsidiaries, taken as a whole, since the date of the Governance Agreement.

                  (12) "Substantial Portion" shall mean a portion of the business or assets of the Corporation accounting for 10% of the consolidated total assets or revenues of the Corporation and its consolidated subsidiaries as reflected in the audited financial statements for and as of the most recently completed fiscal year.

                  (13) "Triggering Event" shall mean either a Substantial Adverse Change Determination or an Insolvency Event.

                  (14) "Triggering Event Price" shall mean the Put Price discounted at a rate of 4.6% per annum based on a 365-day year for the period starting on the date of such Triggering Event and ending on January 1, 2006.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, but subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the By-Laws of the Corporation; provided that until July 1, 2007, such action, whether by merger, consolidation or otherwise shall require, in addition to any other vote required by law, both (a) the affirmative vote of not less than a majority of the then-serving Noninvestor Directors (as such term is defined in the Governance Agreement) and (b) the affirmative vote of not less than a majority of the then-serving Continuing Investor Directors (as such term is defined in the Governance Agreement). In addition, until July 1, 2007, new by-laws may be adopted or the By-Laws may be amended or repealed by the stockholders of the Corporation; provided that in addition to any affirmative vote required by law or this Certificate of Incorporation, such adoption, amendment or repeal by stockholders, whether by merger, consolidation or otherwise, shall require the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting, either in person, by proxy or by written consent, and entitled to vote thereat (other than those shares beneficially owned by Nestle and its Affiliates).

         SEVENTH: The number of directors which shall constitute the whole Board of Directors of this Corporation shall be as specified in the By-Laws of this Corporation.

         EIGHTH: Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of this Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by law or this Certificate of Incorporation, until July 1, 2007, any amendment of the provisions of this Certificate of Incorporation, whether by merger, consolidation or otherwise, shall require (a) both (i) the affirmative vote of not less than a majority of the then-serving Noninvestor Directors and (ii) the affirmative vote of not less than a majority of the then-serving Continuing Investor Directors and (b) the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting, either in person or by proxy, and entitled to vote thereat (other than those shares beneficially owned by Nestle and its Affiliates).

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, Dreyer's Grand Ice Cream Holdings, Inc. has caused this Restated Certificate of Incorporation to be executed and acknowledged by its Chief Executive Officer this 27th day of June, 2003.

                                        DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                                            /s/ T. Gary Rogers
                                        By:____________________________________
                                        Name: T. Gary Rogers
                                        Title: Chief Executive Officer